Filed pursuant to Rule 424(b)(3)
                                           Registration No. 333-51794


PROSPECTUS SUPPLEMENT NO. 1
(TO PROSPECTUS DATED JANUARY 30, 2001)

                         [FOR OHIO RESIDENTS ONLY]


            As of September 30, 2000, the stockholder's deficiency of REV Holdings Inc. was $1,794.1 million.